Exhibit 5.1

SCHUCHAT, HERZOG & BRENMAN, LLC

November 23, 2011

ADA-ES, Inc.

8100 SouthPark Way, Unit B

Littleton, Colorado 80120

Re:	ADA-ES, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to ADA-ES, Inc., a Colorado corporation (the “Company”), in connection with the offering and sale by the Company of up to 2,000,000 shares of common stock, no par value, of the Company (the “Firm Shares”), plus up to 300,000 shares subject to the underwriters’ over-allotment option (the “Option Shares”; and together with the Firm Shares, the “Shares”), as described in the Registration Statement on Form S-3, as amended, File No. 333-171936 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”).

In connection with rendering this opinion, we have reviewed originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto and such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of rendering our opinion, including without limitation the following:

1.	the Registration Statement;

2.	the Amended and Restated Articles of Incorporation of the Company;

3.	the Second Amended and Restated Bylaws of the Company;

4.	the underwriting agreement between the Company and Lazard Capital Markets LLC, Robert W. Baird & Co. and JMP Securities, as representatives of the several underwriters named therein, the form of which has been filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”);

5.	documents evidencing the actions of the Board of Directors of the Company relating to the Registration Statement and transactions contemplated by the Underwriting Agreement; and

6.	a form of the share certificate representing the common stock of the Company.

1900 Wazee Street, Suite 300, Denver, CO 80202 : Main. 303.295.9700 : Fax. 303.295.9701 : www.shblegal.com

ADA-ES, Inc.

November 23, 2011

In rendering this opinion, we have: (a) assumed without verification (i) the genuineness of all signatures on all documents reviewed by us, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals and (iv) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) representations, statements and certificates of public officials and others and (ii) as to matters of fact, statements, representations and certificates of officers and representatives of the Company.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been duly authorized and, when the Shares have been duly issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable according to the corporate laws of the State of Colorado, including all applicable statutory provisions of the Colorado Business Corporation Act, all rules and regulations underlying such statutory provisions of law, and all applicable judicial and regulatory determinations concerning such laws as reported in publicly available compilations of such judicial and regulatory determinations.

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal Matters/Validity of Common Stock” in the Prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

We do not express any opinion with respect to any law other than the corporate laws of the State of Colorado referred to above and the federal laws of the United States of America. Our opinion is rendered only with respect to the laws which are currently in effect in such jurisdictions.

Very truly yours,

/s/ Schuchat, Herzog & Brenman, LLC
Schuchat, Herzog & Brenman, LLC

1900 Wazee Street, Suite 300, Denver, CO 80202 : Main. 303.295.9700 : Fax. 303.295.9701 : www.shblegal.com